Exhibit 10.1

AGREEMENT

Agreement, made this 19th day of September, 2008, by and between Gentiva Health Services, Inc., a Delaware corporation (the “Company”) and Ronald A. Malone (the “Executive”).

WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of March 22, 2004 (the “Employment Agreement”) and a Change in Control Agreement dated March 22, 2004 (the “Change in Control Agreement”); and

WHEREAS, the term of each of the Employment Agreement and the Change in Control Agreement is currently scheduled to end on March 22, 2009; and

WHEREAS, unless either party provides notice to the other of its intention not to extend not less than six months prior to March 22, 2009, the term of the Employment Agreement and the Change in Control Agreement will extend to March 22, 2010; and

WHEREAS, the Company and the Executive have been negotiating amendments to the Employment Agreement and the Change in Control Agreement, which have not yet been finalized; and

WHEREAS, in order to facilitate continued negotiations on amendments to the agreements, the Executive and the Company wish to amend the Employment Agreement and the Change in Control Agreement to provide that notice of non-extension must be given by either party no less than four months prior to the end of the terms; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1. The last sentence of Section 1 of the Employment Agreement is amended by deleting the word “six” therefrom and replacing it with the word “four.”

2.  The second sentence of Section 1 of the Change in Control Agreement is amended by deleting the word “six” therefrom and replacing it with the word “four.”

3. Except as amended herein, the Employment Agreement and the Change in Control Agreement shall continue in full force and effect in accordance with their terms.

4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws thereof.

5. This Agreement may be executed and delivered (including by facsimile transmission or transmission by email in pdf form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed as of the day and year first above written.

GENTIVA HEALTH SERVICES, INC.

By: /s/ Stuart R. Levine Name: Stuart R. Levine Title: Chairman, Compensation Committee

/s/ Ronald A. Malone Ronald A. Malone